Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying interim Report on Form 10-Q of General Automotive Company for the three months ended June 30, 2009, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	the Interim Report on Form 10-Q of General Automotive Company for the three months ended June 30, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Interim Report on Form 10-Q for the three months ended June 30, 2009, fairly presents in all material respects, the financial condition and results of operations of General Automotive Company.

/s/ Joseph DeFrancisci
By:	Joseph DeFrancisci
Title:	Chief Executive Officer
August 19, 2009

/s/ Shawn Powell Joseph
By:	Shawn Powell Joseph
Title:	Chief Accounting Officer
August 19, 2009